Exhibit 99.1

FOR IMMEDIATE RELEASE > GLOBAL HEADQUARTERS: 200 INNOVATION WAY, AKRON, OHIO 44316-0001 > MEDIA WEBSITE: WWW.GOODYEARNEWSROOM.COM > CONTACT: DOUG GRASSIAN 330.796.3855 DOUG_GRASSIAN@GOODYEAR.COM

NEWS RELEASE

GOODYEAR ANNOUNCES SALE OF CHEMICAL BUSINESS

AKRON, Ohio, May 22, 2025 – The Goodyear Tire & Rubber Company (NASDAQ: GT) (“Goodyear” or the “Company”) today announced that it has signed a definitive agreement to sell the majority of its Goodyear Chemical business to Gemspring Capital Management, LLC. The transaction follows a previously announced strategic review of Goodyear’s Chemical business in connection with the Goodyear Forward transformation plan.

Goodyear Chemical is a leading producer of synthetic rubber, offering a broad product portfolio in North America and serving the automotive aftermarket as well as the consumer and industrial end markets. Pursuant to the transaction terms, Gemspring will pay Goodyear cash proceeds at closing of approximately $650 million, subject to certain post-closing adjustments, for Goodyear Chemical facilities in Houston and Beaumont, Texas, and a related research office in Akron, Ohio. Additionally, the transaction provides for a long-term supply agreement.

“With the sale of our chemical business, we continue to demonstrate our commitment to optimizing our portfolio and creating shareholder value,” said Goodyear Chief Executive Officer and President Mark Stewart. “We are grateful to our Goodyear Chemical associates who have driven the success of this business. We will work closely with Gemspring to help ensure a smooth transition for our associates, customers and suppliers.”

The transaction is subject to regulatory approval, as well as other customary closing conditions and is expected to close by late 2025. Goodyear intends to use transaction proceeds to reduce leverage and fund initiatives in connection with the Goodyear Forward transformation plan.

Goodyear will retain its Chemical facilities in Niagara Falls, New York, and Bayport, Texas, and its rights to the products produced at such facilities.

Advisors

Lazard is acting as lead financial advisor; Deutsche Bank is acting as financial advisor; and Squire Patton and Boggs is acting as legal advisor to Goodyear.

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About The Goodyear Tire & Rubber Company

Goodyear is one of the world’s largest tire companies. It employs about 68,000 people and manufactures its products in 53 facilities in 20 countries around the world. Its two Innovation Centers in Akron, Ohio, and Colmar-Berg, Luxembourg, strive to develop state-of-the-art products and services that set the technology and performance standard for the industry. For more information about Goodyear and its products, go to www.goodyear.com/corporate.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act.

Such forward-looking statements include, but are not limited to, statements relating to the proposed transaction, including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of Goodyear and Gemspring. There are a variety of factors, many of which are beyond our control, that affect our operations, performance, business strategy and results and could cause our actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These factors include, but are not limited to: our ability to implement successfully the Goodyear Forward plan and our other strategic initiatives, including the sale of Goodyear Chemical; risks relating to the ability to consummate the sale of Goodyear Chemical on a timely basis or at all, including failure to obtain the required regulatory approvals or to satisfy the other conditions to the closing of the transaction; actions and initiatives taken by both current and potential competitors; increases in the prices paid for raw materials and energy; inflationary cost pressures; delays or disruptions in our supply chain or the provision of services to us; a prolonged economic downturn or period of economic uncertainty; deteriorating economic conditions or an inability to access capital markets; a labor strike, work stoppage, labor shortage or other similar event; financial difficulties, work stoppages, labor shortages or supply disruptions at our suppliers or customers; the adequacy of our capital expenditures; changes in tariffs, trade agreements or trade restrictions; foreign currency translation and transaction risks; our failure to comply with a material covenant in our debt obligations; potential adverse consequences of litigation involving the Company; as well as the effects of more general factors such as changes in general market, economic or political conditions or in legislation, regulation or public policy. Additional factors are discussed in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent our estimates only as of today and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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